Exhibit 15.1

April 26, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Burlington Northern Santa Fe Corporation
Registration Statements on Form S-3
(No. 333-99643)
(No. 333-59894)
Registration Statements on Form S-8
(No. 33-62825)
(No. 33-62827)
(No. 33-62829)
(No. 33-62831)
(No. 33-62833)
(No. 33-62835)
(No. 33-62837)
(No. 33-62839)
(No. 33-62841)
(No. 33-62943)
(No. 33-63247)
(No. 33-63249)
(No. 33-63253)
(No. 333-03275)
(No. 333-03277)
(No. 333-19241)
(No. 333-77615)
(No. 333-59854)
(No. 333-10838)

Commissioners:

We are aware that our report dated April 21, 2004 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation and its subsidiaries (the “Company”) as of and for the period ended March 31, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP